UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 15, 2020, Sunstone Hotel Investors, Inc. (the “Company”), as parent guarantor, Sunstone Hotels Investors, LLC, as borrower and issuer (the “Operating Partnership”) and certain subsidiaries of the Operating Partnership as guarantors, amended the Operating Partnership’s term and revolving credit agreement and note purchase and guarantee agreement. The amendments and their changes to material terms of the agreements are described below.

Amendment to the Credit Agreement

On July 15, 2020, the Company, as parent guarantor, the Operating Partnership, as borrower, and certain subsidiaries of the Operating Partnership as guarantors, entered into a First Amendment to Amended and Restated Credit Agreement (as so amended, the “Amended Credit Agreement”) with Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and certain other lenders named therein. Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and U.S. Bank National Association are joint lead arrangers, Wells Fargo Securities, LLC, BofA Securities, Inc. and JPMorgan Chase Bank, N.A. are joint bookrunners, Bank of America, N.A. and JPMorgan Chase Bank, N.A. are syndications agents and Citibank, N.A., PNC Bank, National Association and U.S. Bank National Association are documentation agents of the Amended Credit Agreement.

As previously disclosed, the Amended Credit Agreement provides for a $500 million unsecured revolving credit facility, which matures on April 14, 2023, and establishes covenants for an $85 million unsecured term loan, which matures on September 3, 2022 and a $100 million unsecured term loan that matures January 31, 2023 (collectively the “Amended Term Loans”). The Company may extend the maturity date of the unsecured revolving credit facility, exercisable two times, by six (6) months for each extension, to April 2024, upon the payment of applicable fees and satisfaction of certain customary conditions.

The Amended Credit Agreement suspends all existing financial covenants, including those applicable to the Amended Term Loans, from June 30, 2020 through the required financial statement reporting date for the first quarter 2021, with the first required financial covenant test for the period ended June 30, 2021 (“Covenant Relief Period”). Following the Covenant Relief Period, existing financial covenants will be phased-in over the following three quarters (“Ratio Adjustment Period”). The Amended Credit Agreement may be terminated, at the option of the Operating Partnership, subject to meeting the existing financial covenants at the end of any quarterly measurement period.

During the Covenant Relief Period, (i) the Amended Credit Agreement requires that the net cash proceeds from certain incurrences of indebtedness, equity issuances and asset dispositions will, subject to various exceptions, be applied as a mandatory prepayment of the amounts outstanding under the Amended Credit Agreement, (ii) the Amended Credit Agreement imposes an additional covenant that the Company and its subsidiaries maintain minimum liquidity of at least $150 million, (iii) the Amended Credit Agreement requires the Operating Partnership to pledge equity interests in certain unencumbered entities provided availability under the credit facility is less than $350 million or the Company retains less than $200 million of unrestricted cash, and (iv) the Amended Credit Agreement imposes additional negative covenants that will limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends on common stock (except to the extent required to maintain REIT status), repurchase shares, make voluntary prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, in each case subject to various exceptions.

During the Covenant Relief Period, the Company may, subject to certain conditions being met: (i) continue to pay all dividends on outstanding series of cumulative redeemable preferred stock, (ii) issue up to $200 million of additional preferred stock, (iii) fund future acquisitions with an unlimited amount of proceeds from the issuance of common equity and fund acquisitions through the sale of unencumbered assets, (iv) invest up to $250 million into acquisitions (in addition to equity funded acquisitions in (iii) above), (v) invest up to $110 million in capital improvements from May 1, 2020 through the end of the Covenant Relief Period (excluding repairs related to emergencies and life safety).

Following the end of the Covenant Relief Period, the Amended Credit Agreement modifies certain financial covenants until January 1, 2022, unless the Company, subject to meeting the existing financial covenants, elects to terminate the period on an earlier date, as follows:

●	Maximum Leverage Ratio (as defined in the Amended Credit Agreement) is increased from 6.5x to 7.0x (reducing by 25 basis points each quarter); and
●	Minimum Unsecured Interest Expense Coverage (as defined in the Amended Credit Agreement) ratio is lowered from 2.0x to 1.5x (increasing by 25 basis points each quarter);

In addition, the Amended Credit Agreement specifies that during the Ratio Adjustment Period, the various income metrics used to calculate the financial covenants, including Adjusted NOI, Adjusted EBITDA and Fixed Charges (each as defined in the Amended Credit Agreement) will be calculated by annualizing such metrics as more fully set forth in the Amended Credit Agreement for the testing periods commencing April 1, 2021 (or the first testing period if the Covenant Relief Period is terminated early) through December 31, 2021 (or earlier if the Covenant Relief Period is terminated early).

During the Covenant Relief Period, the Amended Credit Agreement also sets the applicable interest rate to the highest leverage-based margin applicable under the credit agreement prior to the amendment, as follows: (i) for all revolving loans outstanding, LIBOR plus a margin of 2.25% per annum, (ii) for the $85 million term loan outstanding, LIBOR plus a margin of 2.20% per annum, and (iii) for the $100 million term loan outstanding, LIBOR plus a margin of 2.20%. The Amended Credit Agreement also adds a LIBOR floor of 25 basis points to the variable interest rate calculation.

As of July 15, 2020, $50 million of borrowings were outstanding under the revolving credit facility and $185 million of term loans were outstanding under the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement and Amended Term Loans is qualified in its entirety by the full terms and conditions of the First Amendment to Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Notes Purchase Agreement

On July 15, 2020, the Company, as parent guarantor, the Operating Partnership, as issuer, and certain subsidiaries of the Operating Partnership as guarantors, entered into the First Amendment of the Note and Guarantee Agreement (as so amended, the “Amended Note Agreement”) with the various purchasers named therein (the “Purchasers”) which provided for the private placement of $240 million of senior unsecured notes of the Operating Partnership, of which (i) $120 million are designated as 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and (ii) $120 million are designated as 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

The Amended Note Agreement conformed the existing Note and Guarantee Agreement in substantially the same manner as the Amended Credit Agreement, as set forth above, except with respect to certain covenants, interest rate and prepayments.

The Amended Note Agreement provides that, among other things:

●	during the Covenant Relief Period, if a mandatory prepayment is required, the Company must offer to repay the Notes in an amount equal to the amount required to repaid multiplied by the total amount outstanding on the Notes, divided by the total outstanding unsecured debt (inclusive of the Notes, amounts outstanding on the revolving credit facility and the Amended Term Loans). The Purchasers have the right to accept or decline any mandatory prepayment;
●	following the end of the Covenant Relief Period, the Maximum Unencumbered Leverage Ratio (as defined in the Amended Note Agreement) is increased from 0.6 to 0.65 (decreasing by 25 basis points each quarter);
●	following the end of the Covenant Relief Period, the Maximum Secured Indebtedness Ratio (as defined in the Amended Note Agreement) is increased from 0.45 to 0.50 (decreasing by 25 basis points each quarter);
●	from June 30, 2020 to the end of the Covenant Relief Period, the interest rate on the Notes will be increased by 100 basis points; and
●	following the Covenant Relief Period until the Company achieves a Leverage Ratio (as defined in the Amended Note Agreement) less than 5.0x, the interest rate on the Notes will be increased by 75 basis points.

The foregoing description of the Amended Notes Agreement is qualified in its entirety by the full terms and conditions of the Amended Notes and Guarantee Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation

under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 7.01REGULATION FD DISCLOSURE.

On July 16, 2020, the Company issued a press release announcing the entry into the First Amendment to Amended and Restated Credit Agreement and the First Amendment to Notes and Guarantee Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated July 15, 2020.
10.2	First Amendment to Note and Guarantee Agreement dated July 15, 2020.
99.1	Press Release, dated July 16, 2020.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 17, 2020	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer